UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

DARÉ BIOSCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

*** URGENT ACTION REQUESTED ***

Dear Daré Bioscience, Inc. Shareholder:

Morrow Sodali has been hired by Daré Bioscience, Inc. to act as their proxy solicitor for their upcoming Annual Meeting which is scheduled to be held on June 23, 2022. We have been endeavoring to contact you by phone but have been unsuccessful thus far.

Daré urges all holders to vote as soon as possible.

The proposals to be voted on at the meeting are very important to the company and its shareholders. The company wants to ensure that all shareholders have an opportunity to vote.

If you have the voting information provided by your broker (either hardcopy or by e-mail), you can vote using the instructions provided by your broker.

Morrow Sodali is available to help you vote by calling (800) 607-0088 and one of our agents can take your vote over the phone. Our call center is open 9am to 9pm ET Monday through Friday and 10am to 6pm ET on Saturdays.

Daré appreciates your attention to this matter and your investment in the company.

The definitive proxy statement for the Annual Meeting contains important information and this letter should be read in conjunction with the definitive proxy statement, which, along with other relevant materials, is available at no charge at the U.S. Securities & Exchange Commission’s website www.sec.gov and at Daré’s website https://ir.darebioscience.com/financial-information.